Exhibit 3.265

DELAWARE

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “NEWS NORTH EAST HOLDINGS, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SECOND DAY OF MAY, A.D. 1995, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF MERGER, CHANGING ITS NAME FROM “WASTE PROFESSIONALS OF VERMONT (DELAWARE), INC.” TO “WASTE PROFESSIONALS OF VERMONT, INC.”, FILED THE TWENTY-FIFTH DAY OF JULY, A.D. 1995, AT 1 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “WASTE

PROFESSIONALS OF VERMONT, INC.” TO “WSI VERMONT HOLDINGS, INC.”, FILED THE THIRTIETH DAY OF DECEMBER, A.D. 1997, AT 6 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 1997.

CERTIFICATE OF MERGER, CHANGING ITS NAME FROM “WSI VERMONT HOLDINGS, INC.” TO “NEWS NORTH EAST HOLDINGS, INC.”, FILED THE NINETEENTH DAY OF FEBRUARY, A.D. 2003, AT 5:30 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SIXTEENTH DAY OF FEBRUARY, A.D. 2010, AT 3:24 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 2012, AT 6:04 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “NEWS NORTH EAST HOLDINGS, INC.”.

CERTIFICATE OF INCORPORATION

OF

WASTE PROFESSIONALS OF VERMONT (DELAWARE), INC.

FIRST: The name of the corporation (the “Corporation”) is Waste Professionals of Vermont (Delaware), Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware 1209 Orange Street, Wilmington, Delaware, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose for which the Corporation is organized is to engage in any lawful net or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue shall be Ten Thousand (10,000) shares, of common stock, each of which shall have a par value of $1.00 (the “Common Stock”), amounting to an aggregate par value of $10,000.

FIFTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided that:

(a) Subject to the limitations and exceptions, if any, contained in the by-laws of the Corporation, such by-laws may be adopted, amended or repealed by the Board of Directors of the Corporation.

(b) Elections of directors need not be made by written ballot unless, and only to the extent, otherwise provided in the by-laws.

(c) Subject to any applicable requirements of law, the books of the Corporation may be kept outside the State of Delaware at such location as may be designated by the Board of Directors or in the by-laws of the Corporation.

(d) Except as provided to the contrary in the provisions establishing a class of stock, the number of authorized shares of such class may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the stock of the Corporation entitled to vote.

SIXTH: The Corporation shall indemnify each person who at any time is, or shall have been a director or officer of the Corporation and was, or is, a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise. No amendment to or repeal of the provisions of this Article SIXTH shall deprive a director or officer of the benefit hereof with respect to any act or failure to act occurring prior to such amendment or repeal.

SEVENTH: No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages arising out of such director’s breach of fiduciary duty as a director of the Corporation, except to the extent that the elimination or limitation of such liability is not permitted by the General Corporation Law of Delaware, as the same exists or may hereafter he amended. No amendment to or repeal of the provisions of this Article SEVENTH shall deprive any director of the Corporation of the benefit hereof with respect to any act, or failure to act, or such director occurring prior to such amendment or repeal.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the General Corporation Law of Delaware and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to such reservation.

NINTH: The name of the sole incorporator of the Corporation is Antonia Lopes and her mailing address is Goldstein & Manello, P.C., 265 Franklin Street, Boston, MA 02110.

IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of May 1995.

CERTIFICATE OF MERGER

of

WASTE PROFESSIONALS OF VERMONT, INC.

with and into

WASTE PROFESSIONALS OF VERMONT (DELAWARE), INC.

UNDER §252 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

I, Dr. Richard II. Rosen, being the President of Waste Professionals of Vermont, Inc., and we, Dr. Richard H. Rosen and Robert Rivkin., being respectively President and Secretary of Waste Professionals of Vermont (Delaware), Inc. do hereby certify that, pursuant to the Agreement of Merger attached hereto (the “Merger Agreement”), said corporations have mutually agreed to, and hereby do, unite and merge, pursuant to §252 of the General Corporation Law of the State of Delaware, and the surviving corporation shall be Waste Professionals of Vermont (Delaware), Inc.

FIRST: Waste Professionals of Vermont (Delaware), Inc. (the Surviving Corporation”) is a Delaware corporation organized on May 22, 1995.

SECOND: Waste Professionals of Vermont, Inc., a Vermont corporation organized on September 15, 1994 (the “Merging Corporation”), with BioSafe International, Inc, and Richard C. Brothers owning all of the issued and outstanding capital stock of the Merging Corporation.

THIRD: Attached hereto as Exhibit A is a true and correct copy of the resolutions of the Board of Directors and the Stockholders of the Surviving Corporation which authorize the Surviving Corporation to merge itself the Merging Corporation, which resolutions were adopted by Joint Written Consent of Directors and Stockholders, dated June 30, 1995 and which resolutions have not been amended or repealed and are in full force and effect as of the date hereof.

FOURTH: The executed Agreement of Merger is on file at the place of business of the Surviving Corporation, and a copy will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the constituent corporations.

FIFTH: That the manner and basis of converting shares of capital stock of the Merging Corporation into shares of stock of the Surviving Corporation shall be as follows:

(a) At the time the merger becomes effective (the “Effective Time”) each of the 10,000 authorized shares of Common Stock, $1.00 par value, of the Merging Corporation, of which 1,000 will be outstanding immediately prior thereto (including, without limitation, nil shares of treasury stock, if any, held by the Merging Corporation), shall be changed and converted into one fully paid and non-assessable share of Common Stock, $1.00 par value, of the Surviving Corporation respectively, by virtue of the merger and without any action on the part of the holder thereof.

(b) At the Effective Time, all of the outstanding certificates which prior to the Effective Time represented shares of the capital stock of the Merging Corporation shall be deemed for all purposes to evidence ownership of and to represent shares of capital stock of the Surviving Corporation into which the shares of the capital stock of the Merging Corporation represented by such certificates have been converted as herein provided. The registered owner on the books and records of the Surviving Corporation or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of capital stock of the Surviving Corporation evidenced by such outstanding certificate as above provided.

(c) At the Effective Time, each share of Common Stock of the Surviving Corporation presently issued and outstanding and registered in the name of the stockholders of the Merging Corporation shall be canceled and retired and resume the status of authorized and unissued Common Stock, and no shares of Common Stock or other securities of the Surviving Corporation shall be issued in respect thereof.

FIFTH: The proposed merger has been adopted, approved, certified, executed and acknowledged by the Merging Corporation in accordance with the laws of the State of Delaware.

SIXTH: At the Effective Time, ARTICLE I of the Certificate of

Incorporation of the Surviving Corporation shall he amended in its entirety to read as follows:

The name of the corporation (herein called the “Corporation”) is Waste Professionals of Vermont, Inc.”

As amended by the foregoing amendment, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Surviving Corporation at and following the Effective Time.

IN WITNESS WHEREOF, the undersigned officers of Waste Professionals of Vermont (Delaware), Inc. and the undersigned officer of Waste Professionals of Vermont, Inc., have executed this Certificate of Merger on behalf of the respective corporations as of the day of July 24, 1995, and each such officer affirms, under penalties of perjury, that the facts stated herein are true.

Exhibit

Resolutions adopted on June 30, 1995 by

the Board of Directors of Waste Professional of Vermont (Delaware). Inc.

RESOLVED: That this Corporation reincorporate in the state of Delaware, and that the Agreement of Merger between the Corporation and Waste Professionals of Vermont, Inc, be adopted, in such form as may be approved by the shareholders of this Corporation; and that the Board of Directors recommends to the shareholders of this Corporation and that its shareholders approve such reincorporation in the state of Delaware; that the Certificate of Incorporation of Waste Professionals of Vermont (Delaware), Inc. be substantially in the form attached hereto as Exhibit A; and that the officers of this Corporation be, and they hereby are, authorized to do all acts and deeds necessary to accomplish the intent of this Resolution.

Resolutions adopted on June 30, 1995 by

the Stockholders of Waste Professionals of Vermont (Delaware). Inc.

RESOLVED: That it is advisable and in the best interests of this Corporation to merge with (the “Merger”) Waste Professionals of Vermont, Inc., a Vermont corporation (“Waste Professionals, in accordance with the terms and subject to the conditions contained in the Merger Agreement (as defined below), with this Corporation to be the surviving corporation, and that such Merger be, and it hereby is, in all respects authorized and approved;

RESOLVED: That the form, terms and provisions of the Agreement and Plan of Merger (the “Merger Agreement”) proposed to be entered into between this Corporation and Waste Professionals, substantially in the form of Exhibit A attached hereto, be, and they hereby are, in all respects ratified, adopted and approved; and that the proper officers of this Corporation be, and each of them hereby is, authorized and directed to execute and deliver, in the name and on behalf of this Corporation, the Merger Agreement, with such changes therein and additions thereto as the officer or officers executing the same shall in such officer’s or officers’ sole discretion approve, such approval to be evidenced conclusively by such officer’s or officers’ execution and delivery thereof;

RESOLVED: That the form, terms and provisions of the Certificate of Merger (the “Certificate of Merger”) proposed to be entered into between this Corporation and Waste Professionals, substantially in the form of Exhibit B attached hereto, be, and they hereby are, in all respects ratified, adopted and approved; and that the proper officers of this Corporation be, and each of them hereby is, authorized and directed to execute and deliver, in the name and on behalf of this Corporation, the Certificate of Merger with such changes therein and additions thereto as the officer or officers executing the same shall in such officer’s or officers’ sole discretion approve, such approval to be evidenced conclusively by such officer’s or officers’ execution and delivery thereof;

RESOLVED: That the Merger Agreement and the Merger be submitted to the shareholders of this Corporation for their approval as soon as possible;

RESOLVED: That if, in connection with the Merger, any agreements of this Corporation require consents or waivers from any party thereto, the officers of this Corporation be, and each of them hereby is, authorized and directed to take such actions and/or to execute and deliver on behalf of this Corporation all such consents and waivers and any other agreements, instruments and documents, as the officer or officers taking such actions and/or executing such documents shall in his or their sole discretion approve, such approval to be evidenced conclusively by his or their taking of such actions and/or execution and delivery of such documents;

RESOLVED: That the term “proper officer” as used in these resolutions in the singular or plural means one or more of the Chairman, the President, the Treasurer, any Vice President or the Secretary of this Corporation; and

RESOLVED, FURTHER: That the proper officers of this Corporation be, and each of them hereby is, authorized and directed to do and perform or cause to be done and performed all such acts, deeds and things, including compliance with federal and state securities laws, and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates (including, without limitation, stock certificates and certificates of merger in the forms required by the States of Delaware and Vermont) in the name or on behalf of this Corporation and under its corporate seal or otherwise, and to pay all such filing fees, expenses and taxes, as each such officer or officers in his or their discretion determine to be necessary or advisable to effectuate or carry out fully the purpose and intent of the foregoing resolutions (as conclusively evidenced by the taking of such actions or the execution or delivery of such agreements, undertakings, documents, instruments or certificates, as the case may be, by or under the direction of any officer); and all actions heretofore taken by the directors of this Corporation in connection with the subjects of the foregoing resolutions be and such actions hereby are, approved, ratified and confirmed in all respects as the actions and deeds of this Corporation.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Waste Professionals of Vermont, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of Waste Professionals of Vermont, Inc., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of Waste Professionals of Vermont, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

The name of the corporation (the “Corporation”) is changed to MI Vermont Holdings, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. That this Certificate of Amendment of the Certificate of Incorporation shall be effective on December 31, 1997.

IN WITNESS WHEREOF, said Waste Professionals of Vermont, Inc, has caused this certificate to be signed by Philip Strauss, its President, this Fifteenth day of December, 1997.

CERTIFICATE OF MERGER

MERGING

WSI MASSACHUSETTS HOLDINGS, INC.,

a Delaware corporation,

WSI NEW YORK HOLDINGS, INC.,

a Delaware corporation,

WASTE SYSTEMS INTERNATIONAL RECYCLING OF MASSACHUSETTS, INC.,

a Delaware corporation,

STERLING PACKAGING, INC.,

a Massachusetts corporation, and

PALMER RESOURCE RECOVERY CORPORATION,

a New York corporation

INTO

WSI VERMONT HOLDINGS, INC.,

a Delaware corporation

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of. Delaware DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation

WSI Massachusetts Holdings, Inc.	Delaware

WSI New York Holdings, Inc.	Delaware

Waste Systems International Recycling of Massachusetts, Inc.	Delaware

Sterling Packaging, Inc.	Massachusetts

Palmer Resource Recovery Corporation	New York

WSI Vermont Holdings, Inc.	Delaware

SECOND: That an Agreement and Plan of Merger providing for the merger (the “Merger”) of the WSI Massachusetts Holdings, Inc., WSI New York Holdings, Inc., Waste Systems International Recycling of Massachusetts, Inc., Sterling Packaging, Inc, and Palmer Resource Recovery Corporation (collectively the “Merging Corporations”) with and into WSI

Vermont Holdings, Inc. (the “Surviving Corporation”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware (“DGCL”). Section 79 of the Business Corporation Law of Massachusetts (“MBCL”) and Section 907 of the Business Corporation Law of New York (“NYBCL”), as applicable.

THIRD: That the name of the surviving corporation of the Merger is WSI Vermont Holdings, Inc., which shall hereinwith be changed to NEWS North East Holdings, Inc.

FOURTH: That the Certificate of Incorporation of the Surviving Corporation, as in effect immediately prior to the Merger, shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: That the executed Agreement and Plan of Merger is on file at an office of the Surviving Corporation, the address of which is 4 Mount Royal Ave. Suite 250, Marlborough. MA 01752

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: That the authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation	Class	Number	Par Value Per Share

Sterling Packaging, Inc	Common Stock	200,000	no par value

Palmer Resource Recovery Corporation	Common Stock	200	no par value

EIGHTH: That this Certificate of Merger shall be effective upon filing.

[Signature page follows]

IN WITNESS WHEREOF, said WSI Vermont Holdings, Inc. has caused this Certificate of Mercer to be signed by its duly authorized officer on this 19 day of February, 2003.

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

NEWS NORTH EAST HOLDINGS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is: NEWS NORTH EAST HOLDINGS, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on February 4, 2010

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is NEWS NORTH EAST HOLDINGS, INC.

2. The Registered Office of the corporation in the State of Delaware is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is The Corporation Trust Company.

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.